Exhibit 99.1

FOR IMMEDIATE RELEASE:
March 30, 2006

PRESS CONTACT:

Jane Gideon, Incendio International for Activant Solutions
415-682-9292, jane@incendiopr.com


      ACTIVANT SOLUTIONS HOLDINGS INC. AND ACTIVANT SOLUTIONS INC. ANNOUNCE
                         CASH TENDER OFFERS AND RELATED
              CONSENT SOLICITATIONS FOR OUTSTANDING DEBT SECURITIES


AUSTIN, Texas, March 30, 2006 - Activant Solutions Holdings Inc. ("ASHI") and Activant Solutions Inc. ("Activant") announced today that they had commenced cash tender offers for, respectively, any and all of ASHI's outstanding Senior Floating Rate PIK Notes due 2011 (the "PIK Notes"), and any and all of Activant's outstanding 10 1/2% Senior Notes due 2011 (the "10 1/2% Notes") and Floating Rate Senior Notes due 2010 (the "Floating Rate Notes" and, together with the PIK Notes and the 10 1/2% Notes, the "Notes"), as well as related consent solicitations to amend the Notes and the indentures pursuant to which they were issued. The tender offers and consent solicitations are being conducted in connection with the previously announced agreement of ASHI to merge with an affiliate of Hellman & Friedman LLC and Thoma Cressey Equity Partners, Inc.

Each of the consent solicitations will expire at 5:00 p.m., New York City time on Wednesday, April 12, 2006, unless extended or earlier terminated by ASHI or Activant, as applicable (the "Consent Expiration Date"). Tendered Notes may not be withdrawn and consents may not be revoked after the applicable Consent Expiration Date. Each of the tender offers will expire at 8:00 a.m., New York City time on Tuesday, May 2, 2006, unless extended or earlier terminated by ASHI or Activant, as applicable (the "Offer Expiration Date"). Subject to the terms and conditions of the tender offers and consent solicitations, Notes accepted for payment are expected to be paid for on or promptly after May 2, 2006, assuming that the applicable Offer Expiration Date is not extended.

Holders tendering their Notes will be required to consent to proposed amendments to the Notes and to the indentures governing such Notes, which will eliminate substantially all of the restrictive covenants contained in the indentures and the Notes (except for certain covenants related to payment of interest, payment of principal, asset sales, change of control and other repurchase offers and certain other covenants) and also eliminate certain events of default, certain covenants relating to mergers, and certain conditions to legal defeasance and covenant defeasance, as well as modify or eliminate certain other provisions contained in the indentures and the Notes. Adoption of the proposed amendments with respect to each indenture requires the consent of holders of at least a majority of the aggregate principal amount of Notes outstanding under such indenture. Holders may not tender their Notes without also delivering consents, nor may Holders deliver consents without also tendering their Notes.


Subject to the terms and conditions of the tender offers relating to the PIK Notes and the 10 1/2% Notes, the total consideration offered for each $1,000 principal amount of such Notes validly tendered (and not validly withdrawn) and accepted for payment is the price equal to (i) the sum of (a) the present value, determined in accordance with standard market practice, on the payment date for such Notes (in each case, the "Payment Date") of the redemption price that would be payable for such Notes on the earliest scheduled redemption date for such Notes (in each case, the "Earliest Schedule Redemption Date") plus (b) the present value of the interest that accrues and is payable from the last interest payment date prior to the Payment Date until the Earliest Scheduled Redemption Date, determined on the basis of a yield to the Earliest Scheduled Redemption Date equal to the sum of (A) the yield to maturity on the applicable U.S. Treasury Security specified below (the "Reference Security"), as calculated by Deutsche Bank Securities Inc. in accordance with standard market practice, based on the bid-side price of such Reference Security as of 2:00 p.m., New York City time, on the tenth business day immediately preceding the Offer Expiration Date applicable to such Notes (assuming the Offer Expiration Date is not extended), as displayed on the applicable page of the Bloomberg Government Pricing Monitor specified in the table below or any recognized quotation source selected by Deutsche Bank Securities Inc. in its sole discretion if the Bloomberg Government

Pricing Monitor is not available or is manifestly erroneous, plus (B) 50 basis points, minus (ii) accrued and unpaid interest to, but not including, the Payment Date (such price being rounded to the nearest $0.01 per $1,000 principal amount of PIK Notes or 10 1/2% Notes).

Subject to the terms and conditions of the tender offer for the Floating Rate Notes, the total consideration offered for each $1,000 principal amount of the Floating Rate Notes validly tendered (and not validly withdrawn) and accepted for payment pursuant to the tender offer in respect of such Floating Rate Notes is $1,020.00, which is equal to the price at which the Floating Rate Notes may be redeemed on or after April 1, 2006.

The consideration with respect to the PIK Notes, the 10 1/2% Notes and the Floating Rate Notes described above, in each case, is referred to as the "Total Consideration." The Total Consideration includes a consent payment (the "Consent Payment") of $20.00 per $1,000 principal amount of Notes payable in respect of Notes validly tendered and as to which consents to the proposed amendments are delivered on or prior to the applicable Consent Expiration Date. Holders of the Notes must validly tender and not withdraw Notes on or prior to the applicable Consent Expiration Date in order to be eligible to receive the Total Consideration for such Notes purchased in such tender offer. Holders who validly tender their Notes after the applicable Consent Expiration Date but on or prior to the applicable Offer Expiration Date will be eligible to receive an amount, paid in cash, equal to the applicable Total Consideration less the Consent Payment. In each case, Holders whose Notes are accepted for payment in the tender offers will receive accrued and unpaid interest (and, in the case of the PIK Notes and the Floating Rate Notes, accrued and unpaid liquidated damages pursuant to the registration rights agreements relating to such Notes) in respect of such purchased Notes from the last interest payment date to, but not including, the applicable payment date for Notes purchased in the tender offers.

The following tables summarize certain terms of the tender offers:

FIXED SPREAD

                        Aggregate
                        Principal
                          Amount              Security                                                                  Relevant
     CUSIP No.         Outstanding           Description               Issuer              Reference Security       Bloomberg Page
     ---------         -----------           -----------               ------              ------------------       --------------
     00507AAA3        $40.0 million        Senior Floating       Activant Solutions         4% U.S. Treasury             PX 4
                                         Rate PIK Notes due         Holdings Inc.                Note due
                                                2011                                        September 30, 2007

     00506TAA3        $156.8 million     10 1/2% Senior Notes   Activant Solutions Inc.    3 5/8% U.S. Treasury          PX 4
                                              due 2011                                           Note due
                                                                                              June 30, 2007


FIXED PRICE

                           Aggregate Principal                                                               Total
       CUSIP Nos.           Amount Outstanding    Security Description               Issuer              Consideration
       ----------           ------------------    --------------------               ------              -------------
        00506TAB1             $265.0 million          Floating Rate           Activant Solutions Inc.       $1,020.00
        00506TAE5                                     Senior Notes
        U00563AB9                                        due 2010


The tender offers and consent solicitations are made upon the terms and subject to the conditions set forth in the respective Offers to Purchase and Consent Solicitation Statements of ASHI and Activant, each dated March 30, 2006 (each, an "Offer to Purchase" and, together, the "Offers to Purchase"), and the Consent and Letter of Transmittal relating to each Offer to Purchase. The tender offers are subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments, the consummation of the merger prior to or substantially concurrently with the applicable Offer Expiration Date and the receipt of financing proceeds to fund the payment of, among other things, the tender offers, the consent payments and the merger. Further details about the terms and conditions of the tender offers and the consent solicitations are set forth in the respective Offers to Purchase.

ASHI and Activant have retained Deutsche Bank Securities Inc. to act as the Dealer Manager for the tender offers and Solicitation Agent for the consent solicitations. Deutsche Bank Securities Inc. can be contacted at (800) 552-2826 (toll-free). The documents relating to the tender offers and consent solicitations are expected to be distributed to holders beginning today. Requests for documentation may be directed to MacKenzie Partners, Inc., the Information Agent, which can be contacted at (212) 929-5500 (collect) or (800) 322-2885 (toll-free).

THIS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL THE NOTES. THE OFFER TO BUY THE NOTES IS ONLY BEING MADE PURSUANT TO THE TENDER OFFER AND CONSENT SOLICITATION DOCUMENTS, INCLUDING THE OFFERS TO PURCHASE THAT ASHI AND ACTIVANT, RESPECTIVELY, ARE DISTRIBUTING TO HOLDERS OF NOTES. THE TENDER OFFERS AND CONSENT SOLICITATIONS ARE NOT BEING MADE TO HOLDERS OF NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION IN WHICH THE TENDER OFFERS OR CONSENT SOLICITATIONS ARE REQUIRED TO BE MADE BY A LICENSED BROKER OR DEALER, THEY SHALL BE DEEMED TO BE MADE BY DEUTSCHE BANK SECURITIES INC. ON BEHALF OF ASHI OR ACTIVANT, AS APPLICABLE.

NONE OF ASHI, ACTIVANT, THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATIONS AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR NOTES PURSUANT TO THE OFFERS OR CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURE, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH RECOMMENDATIONS. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURE AND TO TENDER NOTES, AND, IF SO, THE PRINCIPAL AMOUNT AT MATURITY OF NOTES TO TENDER.

ABOUT ACTIVANT SOLUTIONS

Activant is a leading technology provider of business management solutions serving small and medium-sized retail and wholesale distribution businesses in three primary vertical markets: hardlines and lumber; wholesale distribution; and the automotive parts aftermarket.

Founded in 1972, Activant provides customers with tailored proprietary software, professional services, content, supply chain connectivity, and analytics. More than 30,000 customer locations use an Activant solution to manage their day-to-day operations.

Headquartered in Texas, Activant has operations in California, Colorado, Connecticut, Illinois, New Jersey, Pennsylvania, South Carolina, Utah, Canada, France, Ireland, and the United Kingdom. For more information on Activant Solutions, please visit www.activant.com.

This press release contains "forward-looking statements." These statements are based on the current expectations of Activant and ASI and involve risks and uncertainties that could cause the tender offers and consent solicitations to differ materially. The differences could be caused by a number of factors including those factors listed in Activant's annual report on Form 10-K for the fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission. Activant undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release.